UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2013

Viggle Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-35620	33-0637631
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

902 Broadway 11 th Floor New York, NY	10010
(Address of principal executive offices)	(Zip code)

212-231-0092
(Registrant’s telephone number including area code)

N/A
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement

On November 16, 2012, Viggle Inc., a Delaware corporation (“Viggle”), and VX Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Viggle (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with AdaptiveBlue, Inc., a Delaware corporation (“AdaptiveBlue”), and Shareholder Representative Services LLC, a Colorado limited liability company, in its capacity as the Stockholders’ Agent.  The terms of the Merger Agreement are described on Viggle’s Current Report on Form 8-K dated as of November 19, 2012.  The Merger Agreement was terminated on January 13, 2013 because the transaction did not close by the Merger Agreement’s outside date.  As a result of the termination, Viggle will be obligated to reimburse AdaptiveBlue up to $500,000 for its costs, fees and expenses incurred in connection with the negotiation of and performance of its obligations under the Merger Agreement.

A copy of the press release issued January 14, 2013 announcing the termination of the Merger Agreement is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 8.01 Other Events.

On January 14, 2013, Viggle issued a press release announcing its users metrics for the quarter ended December 31, 2012 and for certain dates in January, 2013.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.2.

Since our launch on January 25, 2012, and through December 31, 2012, 1,732,528 users have registered for our app, of which we have deactivated 108,883 for a total of 1,623,645 registered users.  Of those, we have accumulated 746,899 registered active users as of December 31, 2012.  Registered active users are computed by determining those users that are both registered on the Viggle app and have earned points within the preceding 90 days.  Our monthly active users for the months of October, 2012, November, 2012 and December, 2012 were 233,607, 369,630 and 443,292, respectively.  For that three month period, that results in an average of 348,843 monthly active users.  Through the first 13 days of January, 2013, we have had 351,439 monthly active users in such month.  Monthly active users are computed by determining those users that are both registered on the Viggle app and that have earned or redeemed points, other than points received for registering for the Viggle app, in the particular month. As of December 31, 2012, our members have checked-in to 133,341,953 TV programs, and spent an average of 75 minutes of active time within the Viggle app per session. Users have redeemed a total of 1,336,972 rewards.  On January 13, 2013, we had 869,914 check-ins through audio verification.

For the three months ended December 31, 2012, the average number of check-ins per “Active User” per month was 38.7.  That number is derived by dividing the total number of check-ins in a month by the number of “Active Users” in that month.  Also for the three months ended December 31, 2012, of the Active Users in those months, the average number of days that such Active Users were active in each month was 9.0.  That number is derived by dividing the number of days that all Active Users were active in the month by the number of Active Users in the month.  “Active Users” for such purposes is defined as anyone who has earned or redeemed a point, other than for registration for the app, in a month.

For the 1,336,972 reward redemptions through December 31, 2012, the average number of points used per redemption has been approximately 13,568 points and the average value of a reward for such a redemption was $7.43.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are furnished as part of this Current Report on Form 8-K:

 (d)           Exhibits.

99.1	Press release issued January 14, 2013 announcing the termination of the Company’s Merger Agreement with AdaptiveBlue, Inc.
99.2	Press release issued January 14, 2013 announcing user metrics for the quarter ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Viggle Inc.

Date: January 14, 2013	By:	/s/ Mitchell J. Nelson
Name: Mitchell J. Nelson
Title: Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Exhibit Description
99.1	Press release issued January 14, 2013, announcing the termination of the Company’s Merger Agreement with AdaptiveBlue, Inc.
99.2	Press release issued January 14, 2013 announcing user metrics for the quarter ended December 31, 2012.